UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 City West Boulevard Suite 500 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2011, the Board of Directors of Omega Protein Corporation (the “Company”), promoted Gregory Toups, the Company’s Vice President and Controller, to the additional position of Chief Accounting Officer, a position previously held by Bret Scholtes who continues as the Company’s Executive Vice President and Chief Financial Officer. Mr. Toups has served as the Company’s Vice President and Controller since May 2008, as Controller since May 2005, and as Assistant Controller from March 2005 to May 2005. Prior thereto, Mr. Toups was employed by the accounting firms Kushner LaGraize LLC, from November 2001 to March 2005, and by PricewaterhouseCoopers, LLP, from January 1998 to November 2001. In connection with his promotion, Mr. Toups’ annual base salary was increased to $200,000 effective June 15, 2011.

Under the 2006 Long-Term Incentive Plan (the “Plan”) of the Company, on each date of the Company’s Annual Meeting of Stockholders, each Outside Director (as defined in the Plan) receives an automatic stock option grant under the Plan to purchase a number of shares of the Company’s common stock at fair market value on the date of the grant. The number of option shares is determined by the Board of Directors and is currently set at 10,000.

The Company’s 2011 Annual Meeting of Stockholders (the “2011 Stockholders’ Meeting”) was held on June 15, 2011. Accordingly, each Outside Director (Dr. Gary L. Allee, Gary R. Goodwin, Paul M. Kearns, Dr. William E. M. Lands, David A. Owen and Harry O. Nicodemus IV) received a stock option grant pursuant to the Plan for 10,000 shares of the Company’s common stock. These non-qualified stock options vest six months and one day after the date of the grant and have an exercise price of $13.41 per share, the fair market value of the Company’s common stock on the date of grant.

On June 15, 2011, the Board of Directors elected Joseph von Rosenberg III, the Company’s Chairman of the Board, Chief Executive Officer and President, as Chairman of the Scientific Committee of the Board of Directors. Dr. William E.M. Lands and Dr. Gary Allee will continue to serve as members of the Scientific Committee.

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the holders of the Company’s common stock (the “Common Stock”) for a vote at the 2011 Stockholders’ Meeting:

1.	The election of three Class I directors to the Board of Directors;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	An advisory vote on executive compensation; and

4.	An advisory vote on the frequency of holding an advisory vote on executive compensation.

The results of such votes were as follows:

1. The following votes were cast in the election of three Class I directors to the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Number of Broker Non-Votes
Dr. Gary L. Allee	5,116,768	7,345,685	3,026,511
Dr. William E.M. Lands	5,243,712	7,218,741	3,026,511
David A. Owen	4,558,350	7,904,103	3,026,511

Proposal number 1 required a plurality of the votes cast. Shares for which voting authority was withheld are counted for purposes of establishing a quorum but do not have any effect on election of the nominees. The Class I Directors’ terms expire at the 2014 Annual Meeting of Stockholders.

2. The following votes were cast in the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
15,331,464	148,588	8,911

3. The following advisory (non-binding) votes were cast to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussions in the 2011 Proxy Statement:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
8,923,427	3,524,732	14,293	3,026,511

4. The following advisory (non-binding) votes were cast on whether future stockholder advisory votes on executive compensation should be held every one, two or three years:

Alternative	Number of Votes Voted For
Every Year	10,793,409
Every 2 Years	34,655
Every 3 Years	1,623,597
Abstaining	10,791
Broker Non-Votes	3,026,511

Item 8.01	Other Events

On June 16, 2011, the Company issued a press release reporting its selection to join the Russell 3000 Index. For additional information regarding the selection, please refer to the Company’s press release attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

a. Financial Statements of Businesses Acquired.

None.

b. Pro Forma Financial Information

None.

c. Shell Company Transactions

None.

d. Exhibits

99.1	Text of Press Release dated June 16, 2011 titled “Omega Protein Selected to Join the Russell 3000 Index.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: June 17, 2011	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary